10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Core Bond Fund
Security
CIGNA CORP
Advisor
EIMCO
Transaction Date
5/12/2010
Cost
160,000.00
Offering Purchase
0.0533
Broker
Deutsche Bank
Underwriting Syndicate Members
Deutsche Bank
Bank of America Merrill Lynch
Wells Fargo Securities

Fund
Core Bond Fund
Security
KINDER MORGAN PIPELINE
Advisor
EIMCO
Transaction Date
5/12/2010
Cost
160,000.00
Offering Purchase
0.0267
Broker
RBS Securities
Underwriting Syndicate Members
Deutsche Bank
RBS Securities
Wells Fargo & Co

Fund
Core Bond Fund
Security
ENTERPRISE PRODUCTS
Advisor
EIMCO
Transaction Date
5/11/2010
Cost
185,000.00
Offering Purchase
0.0185
Broker
Citi
Underwriting Syndicate Members
Citi
Mizuho Securities USA Inc
RBS Securities
Wells Fargo & Co

Fund
Core Bond Fund
Security
DISCOVER COMM
Advisor
EIMCO
Transaction Date

5/26/2010
Cost
20,000.00
Offering Purchase
0.0024
Broker
JP Morgan
Underwriting Syndicate Members
Citi
Bank of America
Citigroup Global Market
JP Morgan Securities
Wells Fargo Securities

Fund
Core Bond Fund
Security
TANGER FACTORY OUTLET
Advisor
EIMCO
Transaction Date
6/2/2010
Cost
30,000.00
Offering Purchase
0.0100
Broker
Bank of America
Underwriting Syndicate Members
Bank of America
BB&T Capital Markets
Wells Fargo Securities